Exhibit 10.30

ATTACHMENT 31

ENROLLEES QUALIFIED FOR THE GOVERNMENT HEALTH PLAN UNDER TEMPORARY EXPANSIONS OF MEDICAID COVERAGE ELIGIBILITY

1.	DEFINITIONS

1.1	"Emergency Medical Group ("EMG") A category of Enrollees qualified for GHP under a temporary expansion of Medicaid coverage eligibility requirements during the COVID-19 pandemic.

1.2
Emergency Medical Group Enrollees
From November 15, 2020 to September 30, 202J, Potential Enrollees who qualify for the Emergency Medical Group ("EMG") are eligible to participate under the Medicaid and CHIP programs under the GHP.  During this time, EMG Enrollees shall receive the same benefits as the eligible populations as defined in Section 1.3.1.

2.	ELIGIBILITY

2.1
EMG potential enrollees shall comply with eligibility requirements as set forth by the Medicaid Program for the establishment of the poverty level for eligibility certification. EMG enrollees may be considered Medicaid, CHIP or State Population according to Medicaid Program's eligibility certification.

3.	ENROLLMENT

3.1
Effective Date of Enrollment for EMG.
The effective Date of Enrollment for all Emergency  Medical Group Enrollees shall begin no earlier than November 15, 2020. All other Enrollment processes and procedures under Section 5.2 of this Contract shall apply, including those applicable provisions governing notification to Enrollees and Providers on Enrollment and changes in Enrollment status.

3.2
Disenrollment.
EMG Enrollees shall have a Term of Enrollment that expires on September 30, 2021. Upon expiration of this term, EMG Enrollees shall undergo the same Disenrollment procedures set forth under Section 5.3 as applicable to Enrollees who are no longer eligible for the GH P.

4.	ATTACHMENT APPLICABILITY

This attachment supplements,   and, where   indicated,   supersedes   the   requirements contained in Articles J-61 of this Contract. The Contractor is required to follow all provisions pursuant to Articles J - 6 1 of this Contract unless otherwise stated in this attachment. Hence, all the terms and conditions of this Contract and its Attachments remain in full force and effect.

ADMINISTRACION DE SEGUROS DE SALUD

Contrato Número

19 - 052N